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                                                                   Exhibit 10(c)
                            STOCK OPTION AGREEMENT


THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED

     STOCK OPTION AGREEMENT, dated as of July 30, 1999, between Letchworth Independent Bancshares Corporation ("Letchworth"), a New York corporation, and Tompkins Trustco, Inc. ("Trustco"), a New York corporation.

WITNESSETH:

     WHEREAS, Letchworth and Trustco have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"), and will enter into an Agreement and Plan of Merger to be dated as of the date of this Agreement (the "Plan of Merger," and, together with the Reorganization Agreement, the "Merger Agreements"); and

     WHEREAS, as a condition to Trustco's entering into the Merger Agreements and in consideration therefor, Letchworth has agreed to grant Trustco the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreements, the parties hereto agree as follows:

     1.   Grant.
          -----

          (a) Letchworth hereby grants to Trustco an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 689,737 fully paid and nonassessable shares of Letchworth's Common Stock, par value $1.00 per share ("Common Stock" or "Letchworth Common Stock"), at a price of $14.00 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Letchworth's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement or as permitted under the terms of the Merger Agreements) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the

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number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Letchworth or Trustco to breach any provision of the Merger Agreements.

     2.   Exercise of Option
          ------------------

               The Holder (as herein defined) may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined); provided, that the Holder shall have sent the written notice of such exercise (as provided in subsection (d) of this Section 2), and further provided, that, (i) if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the period during which the Option may be exercised shall be extended so that the Option shall expire no earlier than on the 30th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be, and (ii) any such exercise shall be subject to compliance with applicable provisions of law. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Plan of Merger) of the Merger; (ii) the termination of the Merger Agreements pursuant to Section 6.1(b)(h) of the Reorganization Agreement; (iii) the passage of 12 months after the termination of the Merger Agreements in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Purchase Event, except a termination by Trustco pursuant to
Section 6.1(b)(i) of the Reorganization Agreement (unless the breach by Letchworth giving rise to such right of termination is non-volitional) or a termination by Letchworth pursuant to Section 6.1(f) of the Reorganization Agreement; or (iv) the passage of 18 months after termination of the Merger Agreements if such termination follows the occurrence of a Purchase Event, or is a termination by Trustco pursuant to Section 6.1(b)(i) of the Reorganization Agreement (unless the breach by Letchworth giving rise to such right of termination is non-volitional) or is a termination by Letchworth pursuant to
Section 6.1(f) of the Reorganization Agreement. The term "Holder" shall mean the holder or holders of the Option as provided in Section 9 hereof. Notwithstanding anything to the contrary contained in this Agreement, the Option may not be exercised (nor may Trustco's rights under Section 9 hereof be exercised) at any time when Trustco shall be in willful breach of any of its covenants or agreements contained in the Reorganization Agreement under circumstances that would entitle Letchworth to terminate the Merger Agreements and such breach has not been cured.

               As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                    Letchworth or any of the Letchworth Subsidiaries, without having received Trustco's prior written consent, shall have entered into, authorized, recommended, proposed or publicly announced its intention to enter

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into, authorize, recommend, or propose an agreement, arrangement or understanding with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Trustco or any Trustco Subsidiaries, to (x) effect a merger or consolidation, or similar transaction involving Letchworth or any of the Letchworth Subsidiaries (other than internal mergers, reorganizing actions, consolidations or dissolutions involving only existing Letchworth Subsidiaries), (y) purchase, lease or otherwise acquire or assume all or a substantial portion of the assets or deposits of Letchworth or any Letchworth Subsidiary, or (z) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) beneficial ownership (as herein defined) of securities representing 10% or more of the voting power of Letchworth or any of the Letchworth Subsidiaries (any one of the transactions described in subsections (x), (y) and (z) above being referred to herein as an "Acquisition Transaction");

                    Any person (other than Trustco or a Trustco Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the voting power of Letchworth (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                    Any person (other than Trustco or a Trustco Subsidiary) shall have commenced (as such term is defined under the rules and regulations of the SEC), or shall have filed or publicly disseminated a registration statement or similar disclosure statement with respect to, a tender offer or exchange offer to purchase any shares of Letchworth Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the voting power of Letchworth (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively);

               (iv) (A) the holders of Letchworth Common Stock shall not have approved the Merger Agreements and the transactions contemplated thereby, at the meeting of such stockholders held for the purpose of voting on such agreement,
(B) such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreements, or (C) the Board of Directors of Letchworth shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to Trustco, its recommendation that the stockholders of Letchworth approve the transactions contemplated by the Merger Agreements, in each case after it shall have been publicly announced that any person other than Trustco or any Trustco Subsidiary shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer, or filed or publicly disseminated a registration statement or similar disclosure statement with respect to an Exchange Offer, or (z) filed an application (or given a notice), whether in draft or final form, under any federal or state banking laws seeking regulatory approval to engage in an Acquisition Transaction; or

                                                                               3
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(v) After an overture is made by a third party to Letchworth or its stockholders to engage in an Acquisition Transaction, Letchworth shall have breached any covenant or obligation contained in the Reorganization Agreement and such breach
(x) would entitle Trustco to terminate the Merger Agreements and (y) shall not have been cured prior to the Notice Date (as defined below).

     If more than one of the transactions giving rise to a Purchase Event under this Section 2(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

          (c) Letchworth shall notify Trustco promptly in writing of the occurrence of any Purchase Event, it being understood that the giving of such notice by Letchworth shall not be a condition to the right of the Holder to exercise the Option.

          (d) In the event the Holder is entitled to and wishes to exercise the Option, it shall deliver to Letchworth a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Letchworth Common Stock it will purchase pursuant to such exercise and
(ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          (e) At the closing referred to in subsection (d) of this Section 2, the Holder shall pay to Letchworth the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Letchworth, provided that failure or refusal of Letchworth to designate such a bank account shall not preclude the Holder from exercising the Option.

          (f) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Letchworth shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Letchworth a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

                                                                               4
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          (g)  Certificates for Letchworth Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

"The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Letchworth and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Letchworth and will be provided to the holder hereof without charge upon receipt by Letchworth of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Letchworth a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Letchworth, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

          (h) Upon the giving by the Holder to Letchworth of the written notice of exercise of the Option provided for under subsection (d) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Letchworth shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Letchworth shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3.   Letchworth's Undertakings.
          -------------------------

     Letchworth agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Letchworth;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting

                                                                               5
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period requirements specified in 15 U.S.C. (S)18a and regulations promulgated thereunder and (y) in the event, under federal or state banking law, prior approval of or notice to the Federal Reserve Board or any other federal or state regulatory authority is necessary before the Option may be exercised, cooperating fully with Trustco in preparing such applications or notices and providing such information to the Federal Reserve Board or such other federal or state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Letchworth duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4.   Adjustment/Anti-Dilution.
          ------------------------

     In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 4. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreements, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Letchworth's obligations hereunder.

     5.   Registration Rights
          -------------------

     Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Letchworth shall, at the request of Trustco (whether on its own behalf or on behalf of any subsequent Holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Trustco. Letchworth will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. The registrations effected under this Section 5 shall be at Letchworth's expense except for underwriting commissions and the fees and disbursements of Trustco's counsel attributable to the registration of such Letchworth Common Stock. In no event shall Trustco have the right to demand more than two registrations. The filing of any registration statement hereunder may be delayed for such period of time

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as may reasonably be required to facilitate any public distribution by

Letchworth of Letchworth Common Stock. Each such Holder shall provide all information reasonably requested by Letchworth for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Letchworth shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in underwriting agreements for parties similarly situated. Upon receiving any request under this Section 5, Letchworth agrees to send a copy thereof to any other person known to Letchworth to be entitled to registration rights under this Section 5, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     6.   Survival
          --------

     The periods for exercise of certain rights under Sections 2, 5, 9 and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     7.   Representations and Warranties of Letchworth
          --------------------------------------------

     Letchworth hereby represents and warrants to Trustco as follows:

          (a) Letchworth has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Letchworth and no other corporate proceedings on the part of Letchworth are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Letchworth.

          (b) Letchworth has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

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     8.   Representations and Warranties of Trustco
          -----------------------------------------

     Trustco hereby represents and warrants to Letchworth that:

          (a) Trustco has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Trustco. This Agreement has been duly executed and delivered by Trustco.

          (b) The Option is not being, and any shares of Common Stock or other securities acquired by Trustco upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     9.   Assignment.
          ----------

     Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that, in the event a Purchase Event shall have occurred and be continuing, Trustco may assign, in whole or in part, its rights and obligations hereunder; provided, however, that to the extent required by applicable regulatory authorities, Trustco may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase 2% or more of the voting shares of Letchworth,
(iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Trustco's behalf, or (iv) any other manner approved by applicable regulatory authorities.

     10.  Approvals and Consents.
          ----------------------

     Each of Trustco and Letchworth will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the Nasdaq National Market upon official notice of issuance and applying to the Federal Reserve Board, for approval to acquire the shares issuable hereunder, but Trustco shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

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     11.  Repurchase Right.
          ----------------

          (a) Upon the occurrence of a Repurchase Event (as herein defined) that occurs prior to an Exercise Termination Event, (i) at the request of any Holder, Letchworth (or any successor entity thereof) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised, and (ii) at the request of any owner of Option Shares from time to time (the "Owner"), Letchworth shall repurchase such number of the Option Shares from such Owner as the Owner shall designate at a price per share ("Option Share Repurchase Price") equal to the greater of (A) the market/offer price and (B) the average option price per share paid by the Owner for the Option Shares so designated. The term "market/offer price" shall mean the highest of (w) the price per share of the Common Stock at which a tender offer or exchange offer therefor has been made, (x) the price per share of the Common Stock to be paid by any person, other than Trustco or a Trustco Subsidiary, pursuant to an agreement with Letchworth, (y) the highest closing mean of the "bid" and the "ask" price per share of Letchworth Common Stock reported by the Nasdaq, the automated quotation system of the National Association of Securities Dealers, Inc., within the six month period immediately preceding the required repurchase of Options or Option Shares, as the case may be, or (z) in the event of a sale of all or substantially all of Letchworth's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Letchworth as determined by a nationally recognized investment banking firm selected by a majority in the interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Letchworth, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Letchworth. As used in this Section 11, a "Repurchase Event" shall mean a Purchase Event, except for this purpose the percentage in, clause (z) of subsection 2(b)(i), subsection 2(b)(ii) and 2(b)(iii) shall be 25%, and the payment required by this Section 11 shall be due and payable only upon consummation of the events described in subsections (i), (ii) or (iii) of
Section 2(b) of this Agreement.

          (b) Each Holder and Owner, as the case may be, may exercise its right to require Letchworth to repurchase the Option and any Option Shares pursuant to this Section 11 by surrendering for such purpose to Letchworth, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner elects to require Letchworth to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 11. As promptly as practicable, and in any event within ten (10) business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Letchworth shall deliver or cause to be delivered to each Holder the Option Repurchase Price and/or to each Owner the

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Option Share Repurchase Price therefor or the portion thereof that Letchworth is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Letchworth is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Letchworth shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within ten (10) business days after the date on which Letchworth is no longer so prohibited; provided, however, that if Letchworth at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 11 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to any Holder and/or Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Letchworth hereby undertakes to use its best efforts to receive any required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon Letchworth shall promptly (i) deliver to such Holder and/or Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Letchworth is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to such Holder, a new Stock Option Agreement evidencing the right of such Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     12.  Remedies.
          --------

     The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party for any failure to performs its obligations under this Agreement.

     13.  Severability.
          ------------

     If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 4 hereof), it is the express intention of Letchworth to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     14.  Notice.
          ------

     All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex (confirmed receipt obtained), or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Reorganization Agreement.


     15.  Applicable Law.
          --------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     16.  Counterpart Signatures.
          ----------------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     17.  Expenses.
          --------

     Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     18.  Entire Agreement.
          ----------------

     Except as otherwise expressly provided herein or in the Merger Agreements, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

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

     19.  Definitions.
          -----------

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreements.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                            LETCHWORTH INDEPENDENT
                                            BANCSHARES CORPORATION

                                       By:  ___________________________________
                                            James W. Fulmer, President and
                                            Chief Executive Officer


                                            TOMPKINS TRUSTCO, INC.

                                       By:  ____________________________________
                                            James J. Byrnes, President and
                                            Chief Executive Officer


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